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    As filed with the Securities and Exchange Commission on August 20, 1998

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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

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                                    FORM 8-A

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               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                            COGEN TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                 76-0571474
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

       711 LOUISIANA, 33RD FLOOR                          77002
            HOUSTON, TEXAS                              (Zip Code)
(Address of principal executive offices)

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       Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                Name of each exchange on which
           to be so registered                each class is to be registered
           -------------------                ------------------------------

COMMON STOCK, $.01 PAR VALUE PER SHARE            NEW YORK STOCK EXCHANGE

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

 Securities Act registration statement file number to which this form relates:

                                   333-53533

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The class of securities to be registered is the Common Stock, $.01 par value per share (the "Common Stock"), of Cogen Technologies, Inc. (the "Registrant"). A description of the Common Stock is set forth under the caption "Description of Capital Stock" in the preliminary prospectus subject to completion, dated August 14, 1998 which constitutes a part of the Registrant's Registration Statement on Form S-1 (Reg. No. 333-53533), as amended, filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act"), which description is incorporated herein by reference. Such description will be included in a final form of prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act subsequent to the date of this Form 8-A. Such final form of prospectus and the description of the Common Stock contained therein shall be deemed to be incorporated herein by reference.


ITEM 2.   EXHIBITS.

     All exhibits required by Item 2 will be filed with the New York Stock Exchange.

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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              COGEN TECHNOLOGIES, INC.


                              By: /s/ R. A. LYDECKER
                                 -------------------------------
                              Richard A. Lydecker, Jr.
                              Senior Vice President and Chief
                              Financial Officer



Dated as of August 20, 1998

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